Exhibit 99.1
THE HOUSTON EXPLORATION COMPANY
News Release
Houston Exploration Reports Second Quarter 2006 Results;
Updates 2006 Guidance; Affirms 2007 Guidance
Houston, Texas – August 3, 2006 – The Houston Exploration Company (NYSE: THX) today reported second quarter 2006 net income of $23.4 million, or $0.81 per diluted share. This compares to $43.8 million of net income, or $1.51 per diluted share, reported in the second quarter 2005. Cash from operations before changes in operating assets and liabilities totaled $92.7 million for the quarter compared to $133.7 million reported in the second quarter 2005. Excluding certain items described below and in the attached schedules, the company’s adjusted net income for the second quarter 2006 was $28.7 million, or $1.00 per diluted share, versus the $1.51 per diluted share in the second quarter 2005 on a comparable basis. Cash from operations before changes in operating assets and liabilities, as well as adjusted net income, are non-GAAP measures that are defined and reconciled in the schedules below.
Second Quarter 2006 Consolidated Results
The company’s consolidated results for the quarter were impacted by the sale of substantially all of the company’s Gulf of Mexico assets during the first and second quarters of 2006.
Daily production for the second quarter 2006 averaged 239 million cubic feet of natural gas equivalent per day (MMcfe/d), compared to 2005’s second quarter average rate of 328 MMcfe/d. This 27 percent decline was due to the sale of the company’s Gulf of Mexico assets, coupled with the fact that, prior to such sale, production from the company’s offshore Louisiana properties had not yet returned to expected levels after last fall’s hurricanes.
The company’s average unhedged natural gas sales price for the second quarter 2006 was $6.41 per thousand cubic feet (Mcf), compared to $6.60 per Mcf in the second quarter 2005. The company’s average realized natural gas price for the second quarter 2006 was $5.50 per Mcf, down from $5.71 per Mcf reported during the second quarter 2005. Crude oil prices averaged $59.02 per barrel for this year’s second quarter compared to $46.32 per barrel reported during the comparable 2005 period.
Revenue for the second quarter 2006 totaled $145.9 million, compared to $175.8 million during the second quarter 2005. Total revenues for the second quarter 2006 were reduced by $1.1 million of net losses associated with the company’s hedging activities, compared to $24.3 million of net losses in the second quarter 2005. The current period net losses of $1.1 million were comprised of the following:
•	$4.1 million of realized losses associated with the settlement of hedge contracts;
•	$14.3 million of realized losses associated with the unwinding of certain hedge contracts in connection with the sale of the company’s Gulf of Mexico assets; and
•	$17.3 million of net unrealized gains resulting primarily from changes in the fair value of the company’s hedge portfolio, all of which is now being accounted for using mark-to-market accounting.
The company’s lease operating, severance tax and transportation expenses for the second quarter 2006 totaled $1.18 per thousand cubic feet of natural gas equivalent (Mcfe) versus $0.89 per Mcfe reported in the second quarter 2005. Total depreciation, depletion and amortization and asset retirement accretion expenses for the quarter were $2.71 per Mcfe compared to $2.45 per Mcfe in the second quarter 2005. Second quarter 2006 net general and administrative expenses were $0.40 per Mcfe compared to $0.21 per Mcfe in the prior year period.
Income tax expense for the second quarter 2006 was $23.5 million, which included $6.8 million related to a recently adopted “margin tax” in the state of Texas.

Second Quarter 2006 Onshore Results
The company’s onshore production increased by 5 percent during the second quarter 2006, to an average rate of 198 MMcfe/d, compared to 189 MMcfe/d during the second quarter 2005. The company’s average unhedged natural gas sales price for its onshore production was $6.27 per Mcf for the second quarter 2006, compared to $6.36 per Mcf in the second quarter 2005. Oil and gas revenues from the company’s onshore operations totaled $115.5 million for the second quarter 2006, compared to $110.0 million during the second quarter 2005. Onshore lease operating, severance tax and transportation expenses during the second quarter 2006 totaled $1.14 per Mcfe versus $0.82 per Mcfe reported in the second quarter 2005.
“Our onshore portfolio is comprised of quality assets that we believe have the potential to deliver future production increases consistent with our guidance for 2006 and 2007,” stated William G. Hargett, chairman, president and chief executive officer. “While implementing our multi-year drilling program, which includes more than 7,500 potential drilling locations, the Houston Exploration Board of Directors and management team are assessing a number of strategic alternatives to further enhance value for all shareholders.”
Strategic Update
Since late 2005, the company has continued to execute its strategic restructuring plan, the primary purpose of which is to improve the company’s financial and operating performance by becoming a pure onshore operator. During the second quarter 2006, the company achieved several significant milestones toward its restructuring objectives, including the following:
•	In May 2006, the company initiated its share repurchase program. To date, the company has repurchased 1,176,500 shares of its common stock, or approximately 4 percent of its outstanding shares, for approximately $61.6 million. As a result, approximately $138.4 million remains authorized under the company’s previously announced $200 million share repurchase program. Pursuant to this program, the company may continue to repurchase shares in the open market or in privately negotiated transactions, subject to market conditions, applicable legal and contractual requirements, available cash, competing investment opportunities and other factors.
•	On June 1, 2006, the company completed the sale of substantially all of the Louisiana portion of its Gulf of Mexico assets, which included estimated proved reserves at year-end 2005 of 186.1 billion cubic feet of natural gas equivalent (Bcfe), for a gross sales price of $590 million.
•	In June 2006, and in connection with the sale of its Gulf of Mexico assets, the company completed the unwinding of gas hedges totaling 60,000 million British thermal units per day (MMBtu/d) for the period July 2006 through December 2006, for a cost of $14.3 million. After giving effect to this transaction, the company’s average hedge position for the remainder of 2006 is currently 190,000 MMBtu/d, with a weighted average floor price of $5.83 per MMBtu and a weighted average ceiling price of $6.89 per MMBtu.
Additionally, the company announced in June 2006 that its Board of Directors had engaged Lehman Brothers to assist the company in exploring a broad range of strategic alternatives. These alternatives may complement or replace the continued execution of the company’s previously announced business plan and include, but are not limited to, a recapitalization of the company either through additional share repurchases or a special dividend; operating partnerships and/or strategic alliances; and the sale or merger of the company. The company does not expect to make any public comments regarding this process until after the company’s Board of Directors has completed its review of the strategic alternatives and approved a definitive course of action.

Guidance
As described in the following table, the company has updated its guidance for the third quarter and full-year 2006 and reaffirmed the previously disclosed 2007 figures. The estimated financial and operational results do not reflect any decision regarding the pending review of strategic alternatives, assume no contribution from the company’s offshore operations which were recently divested, and assume no additional capital spending for potential acquisitions. Various factors that could materially impact the company’s actual results are noted below in the forward-looking statements section of this release.

	3Q06		2006					2007
	Total		Onshore	Offshore (1)		Total		Total
Capital Spending (in millions)
Exploration and development	$113		$433	$46		$479		$466
Acquisition(s)	0		17	30	(2)	47		0

Subtotal	$113		$450	$76		$526		$466
Capitalized interest, G&A and other	6		N/A	N/A		25		24

Total	$119		$450	$76		$551		$490

Production
Total (Bcfe)	19		75	14		89		89
Average daily (MMcfe/d)	207		205	37		242		245
Percent hedged	85	%(3)	N/A	N/A		85	%(3)	12	%(4)

2006 Exit rate (MMcfe/d)	N/A		225	N/A		225		N/A
2006 Exit rate, percent hedged	N/A		N/A	N/A		13	%(4)	N/A

Unit Costs ($/Mcfe)
Lease operating expense	0.57		0.60	1.22		0.70		N/A
Severance tax	0.24		0.27	N/A		0.23		N/A
Transportation	0.14		0.14	0.05		0.13		N/A
DD&A and ARO	2.70		N/A	N/A		2.81		N/A
General and administrative, net	0.40		N/A	N/A		0.37		N/A
Interest expense, net	0.30		N/A	N/A		0.30		N/A

(1)	Substantially all of the company’s offshore assets were sold in separate transactions that closed on March 31, May 31, and June 1, 2006.

(2)	Reflects the previously estimated $30 million net profits interest payable to a predecessor owner in certain of the company’s offshore Louisiana properties that were sold during the second quarter 2006.

(3)	Assumes unwinding of hedges covering an additional 20,000 MMBtu/d for the period September — December 2006.

(4)	Based on existing 2007 hedge portfolio of 30,000 MMBtu/d.
The company will hold a conference call on Thursday, August 3, at 8:00 a.m. Central Time to further review the quarter’s financial and operational results and activities. To access the call, dial (800) 230-1074 prior to the start and provide the confirmation code 829798. In addition, a listen-only webcast of the call can be accessed at www.houstonexploration.com.
A replay of the call and an archive of the webcast will be available for one week beginning at approximately 12:00 p.m. Central Time on August 3. Dial (800) 475-6701 and provide the confirmation code 829798, or access the company’s Web site for either of these services.
About the Houston Exploration Company
The Houston Exploration Company is an independent natural gas and crude oil producer engaged in the development, exploitation, exploration and acquisition of natural gas and crude oil properties. The company’s operations are focused in South Texas, the Arkoma Basin, East Texas, and the Rocky Mountains. For more information, visit the company’s Web site at www.houstonexploration.com.

Forward-Looking Statements
This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact, such as estimated reserves and future drilling and development activity. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Factors that could cause actual results to vary materially from those targeted, expected or implied include the terms, timing and impact of our business strategy or other strategic alternatives, if any, ultimately selected by the Board, price volatility, the business outlook, the impact of onshore asset concentration, the risks associated with the consummation and successful integration of acquisitions, any tax deferrals, the impact of hurricanes, the risk of future writedowns, the impact of hedging activities, the accuracy of estimates of reserves and production rates, production and spending requirements, the inability to meet substantial capital requirements, the market and other factors for stock repurchases, constraints imposed by the company’s outstanding indebtedness, the relatively short production life of the company’s reserves, reserve replacement risks, drilling risks and results, the competitive nature of the industry, and other risks and uncertainties inherent in the exploration for and production of natural gas and crude oil discussed in the company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2005, and other filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements contained in this news release.
# # #

Contact:	The Houston Exploration Company
Melissa R. Aurelio
713-830-6887
maurelio@houstonexp.com

The Houston Exploration Company
Consolidated Financial Information

	Three Months Ended June 30,		Six Months Ended June 30,
Unaudited Income Statement Data:	2006	2005	2006	2005
	(in thousands, except per share data)		(in thousands, except per share data)
Revenues
Natural gas revenues	$129,785	$181,054	$328,290	$345,023
Oil revenues	15,167	18,805	35,620	35,925
Gain (loss) on settled derivatives	(18,424)	(24,335)	(64,949)	(38,510)
Unrealized gain (loss) on derivatives	17,285	—	21,871	(1,424)
Other	2,101	293	2,686	523

Total revenues	145,914	175,817	323,518	341,537

Operating Expenses
Lease operating	18,032	19,124	39,844	34,492
Severance tax	4,830	4,530	10,989	7,464
Transportation	2,859	2,993	5,630	5,759
Asset retirement accretion	1,069	1,326	2,396	2,651
Depreciation, depletion and amortization	57,858	71,944	141,619	142,547
General and administrative, net	8,705	6,200	17,311	17,323

Total operating expenses	93,353	106,117	217,789	210,236

Income from Operations	52,561	69,700	105,729	131,301
Other (income) and expense	(791)	(1,067)	(2,198)	387
Interest expense	7,451	5,621	17,827	11,045
Capitalized interest	(1,000)	(2,425)	(2,655)	(4,415)

Interest expense, net	6,451	3,196	15,172	6,630
Income before taxes	46,901	67,571	92,755	124,284
Provision for income tax
Current	(1,239)	8,324	3,319	16,028
Deferred	24,769	15,417	36,293	30,988

Total provision for taxes	23,530	23,741	39,612	47,016
Net Income	$23,371	$43,830	$53,143	$77,268

Earnings per Share
Net income per share — Basic	$0.82	$1.53	$1.85	$2.70

Net income per share — Diluted	$0.81	$1.51	$1.84	$2.67

Weighted average shares — Basic	28,625	28,679	28,770	28,589
Weighted average shares — Diluted	28,678	28,973	28,824	28,920

The Houston Exploration Company
Consolidated Financial Information, continued

	June 30,	December 31,
	2006	2005
	(in thousands, except debt-to-capitalization)
Unaudited Balance Sheet Data:
Assets
Cash and equivalents	$3,488	$7,979
Accounts receivable	83,390	146,020
Inventories	4,215	2,726
Deferred tax asset	67,439	145,922
Prepayments and other	15,549	19,709

Total current assets	174,081	322,356

Natural gas and oil properties, full-cost method
Unevaluated properties	39,381	107,146
Properties subject to amortization	3,129,560	3,556,755
Other property and equipment	13,880	12,971

	3,182,821	3,676,872
Less: Accumulated depreciation, depletion and amortization	1,799,997	1,658,532

	1,382,824	2,018,340

Designated cash	323,675	—
Other non-current assets	16,730	20,928

Other assets	340,405	20,928

Total Assets	$1,897,310	$2,361,624

Liabilities
Accounts payable and accrued expenses	$185,743	$177,159
Derivative financial instruments	44,165	352,457
Asset retirement obligation	—	7,265

Total current liabilities	229,908	536,881

Long-term debt and notes	275,000	597,000
Deferred federal income taxes	410,511	341,302
Derivative financial instruments	36,928	65,201
Asset retirement obligation	36,868	112,406
Other non-current liabilities	10,648	15,696

Total Liabilities	999,863	1,668,486

Stockholders’ Equity
Common stock	279	289
Additional paid-in capital	245,100	297,218
Retained earnings	716,510	663,367
Accumulated other comprehensive income	(64,442)	(267,736)

Total Stockholders’ Equity	897,447	693,138

Total Liabilities and Stockholders’ Equity	$1,897,310	$2,361,624

Total Debt-to-Capitalization	23.5%	46.3%

The Houston Exploration Company
Consolidated Financial Information, continued

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(in thousands)		(in thousands)
Unaudited Cash Flow Data:
Operating Activities
Net income	$23,371	$43,830	$53,143	$77,268
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	57,858	71,944	141,619	142,547
Deferred income tax expense	24,769	15,417	36,293	30,988
Unrealized (gain) loss on derivatives	(17,285)	—	(21,871)	1,424
Other non-cash adjustments	3,996	2,493	7,840	6,554
Changes in operating assets and liabilities	40,302	(9,851)	36,283	(1,589)

Net cash provided by operating activities	133,011	123,833	253,307	257,192

Investing Activities
Investment in property and equipment	(149,806)	(123,698)	(278,572)	(254,836)
Designated cash	(323,675)	—	(323,675)	—
Dispositions and other	534,277	15	723,648	165

Net cash provided by (used in) investing activities	60,796	(123,683)	121,401	(254,671)

Financing Activities
Net repayments of long-term borrowings	(149,000)	(10,000)	(322,000)	(25,000)
Repurchase of common stock	(61,638)	—	(61,638)	—
Debt issuance costs	(199)	—	(199)	—
Proceeds and tax benefits from issuance of common stock from exercise of stock options	980	784	4,638	8,596

Net cash provided by (used in) financing activities	(209,857)	(9,216)	(379,199)	(16,404)

Increase (decrease) in cash	$(16,050)	$(9,066)	$(4,491)	$(13,883)
Cash at beginning of period	19,538	13,760	7,979	18,577

Cash at end of period	$3,488	$4,694	$3,488	$4,694

The Houston Exploration Company
Consolidated Financial Information, continued
Unaudited Non-GAAP Financial Measures:
EBITDA represents net income (loss) before interest expense, income tax expense (benefit) and depreciation, depletion and amortization. EBITDA is presented as a supplemental financial measurement in the evaluation of our business. We believe that EBITDA provides additional information regarding our ability to meet our future debt service, capital expenditures and working capital requirements. EBITDA is widely used by investors, bankers and rating agencies to value, compare and rate companies. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP). Accordingly, it should not be considered as a substitute for net income, income from operations, or net cash provided by operating activities prepared in accordance with GAAP. EBITDA is reconciled to net income in the table below.
Cash from operations before changes in operating assets and liabilities represents net cash provided by operating activities before changes in operating assets and liabilities. Cash from operations before changes in operating assets and liabilities is presented because management believes it is a useful adjunct to net cash provided by operating activities under GAAP. Cash from operations before changes in operating assets and liabilities is widely accepted as a financial indicator of an oil and gas company’s ability to generate cash which is used to internally fund exploration and development activities and to service debt. Cash from operations before changes in operating assets and liabilities is not a measure of financial performance under GAAP and should not be considered an alternative to net income or net cash provided by operating activities in accordance with GAAP. The table below reconciles cash from operations before changes in operating assets and liabilities to net cash provided by operating activities as disclosed on the statement of cash flows.
Adjusted net income and adjusted net income per diluted share represent net income and net income per diluted share, as the case may be, after the adjustments noted in the table below. We believe that adjusted net income and adjusted net income per diluted share are useful to analysts and investors because they are more reflective of our operating performance and improve period-to-period comparability. The table below reconciles net income to adjusted net income and net income per diluted share to adjusted net income per diluted share.

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
Reconciliation of Non-GAAP Measures:
EBITDA	$111,210	$142,711	$249,546	$273,461
Less: Interest, net	6,451	3,196	15,172	6,630
Income taxes	23,530	23,741	39,612	47,016
Depreciation, depletion and amortization	57,858	71,944	141,619	142,547

Net Income	$23,371	$43,830	$53,143	$77,268

Cash from Operations
Before Changes in Operating Assets and Liabilities	$92,709	$133,684	$217,024	$258,781
Plus: Changes in operating assets and liabilities	40,302	(9,851)	36,283	(1,589)

Net Cash Provided by Operating Activities	$133,011	$123,833	$253,307	$257,192

Net Income	$23,371	$43,830	$53,143	$77,268
Adjustments:
Unrealized (gain) loss on derivatives, net of tax	(11,166)	—	(14,129)	920
Loss on hedge unwind, net of tax	9,238	—	9,238	—
Severance/bonus costs – offshore sale, net of tax	429	—	727	—
Texas margin tax accrual	6,800	—	6,800	—

Adjusted Net Income	$28,672	$43,830	$55,779	$78,188

Net Income per Diluted Share	$0.81	$1.51	$1.84	$2.67
Adjustments:
Unrealized (gain) loss on derivatives, net of tax	(0.39)	—	(0.49)	0.03
Loss on hedge unwind, net of tax	0.32	—	0.32	—
Severance/bonus costs – offshore sale, net of tax	0.02	—	0.03	—
Texas margin tax accrual	0.24	—	0.24	—

Adjusted Net Income per Diluted Share	$1.00	$1.51	$1.94	$2.70

The Houston Exploration Company
Additional Information for the Three Months Ended June 30, 2006

	Three Months Ended June 30, 2006			Three Months Ended June 30, 2005
	Onshore	Offshore (1)	Total	Onshore	Offshore (1)	Total
Production
Natural gas (MMcf)	17,365	2,879	20,244	17,123	10,317	27,440
Oil (Mbbls)	114	143	257	21	385	406

Equivalent (MMcfe)	18,049	3,737	21,786	17,249	12,627	29,876

Daily Equivalent (MMcfe/d)	198	41	239	189	139	328

Average Sales Price
Natural gas — unhedged ($/Mcf)	$6.27	$7.24	$6.41	$6.36	$7.00	$6.60
Natural gas — realized (2) ($/Mcf)	N/A	N/A	5.50	N/A	N/A	5.71
Oil — unhedged ($/Bbl)	57.66	60.10	59.02	54.86	45.85	46.32
Oil — realized ($/Bbl)	57.66	60.10	59.02	54.86	45.85	46.32

Revenues (in thousands)
Natural gas revenues	$108,929	$20,856	$129,785	$108,826	$72,228	$181,054
Oil revenues	6,573	8,594	15,167	1,152	17,653	18,805
Gain (loss) on settled derivatives	N/A	N/A	(18,424)	N/A	N/A	(24,335)
Unrealized gain (loss) on derivatives	N/A	N/A	17,285	N/A	N/A	—
Other	N/A	N/A	2,101	N/A	N/A	293

Total revenues			145,914			175,817

Operating Expenses (in thousands)
Lease operating	$13,006	$5,026	$18,032	$7,091	$12,033	$19,124
Severance tax	4,817	13	4,830	4,499	31	4,530
Transportation	2,644	215	2,859	2,610	383	2,993
Asset retirement accretion	479	590	1,069	360	966	1,326
Depreciation, depletion and amortization	N/A	N/A	57,858	N/A	N/A	71,944
General and administrative, net	N/A	N/A	8,705	N/A	N/A	6,200

Total operating expenses			93,353			106,117

Income from Operations per Unit ($/Mcfe)
Total revenues	N/A	N/A	$6.70	N/A	N/A	$5.88
Lease operating	(0.72)	(1.34)	(0.83)	(0.41)	(0.95)	(0.64)
Severance tax	(0.27)	(0.00)	(0.22)	(0.26)	(0.00)	(0.15)
Transportation	(0.15)	(0.06)	(0.13)	(0.15)	(0.03)	(0.10)
Asset retirement accretion	(0.03)	(0.16)	(0.05)	(0.02)	(0.08)	(0.04)
Depreciation, depletion and amortization	N/A	N/A	(2.66)	N/A	N/A	(2.41)
General and administrative, net	N/A	N/A	(0.40)	N/A	N/A	(0.21)

Income from operations per unit			$2.41			$2.33

Capital Spending (in thousands)
Exploration and development	118,525	16,573	135,098	65,264	51,578	116,842
Acquisitions	21,336	30,000 (3)	51,336	9,271	(254)	9,017

Subtotal	139,861	46,573	186,434	74,535	51,324	125,859
Capitalized interest, G&A and other	—	—	6,720	—	—	6,216

Total	$139,861	$46,573	$193,154	$74,535	$51,324	$132,075

(1)	Substantially all of the company’s offshore assets were sold in separate transactions that closed on March 31, May 31, and June 1, 2006.

(2)	Realized natural gas prices include the effects of gains and losses on contracts settled during the period, and do not include unrealized gains and losses recognized pursuant to SFAS 133.

(3)	Reflects the previously estimated $30 million net profits interest payable to a predecessor owner in certain of the company’s offshore Louisiana properties that were sold during the second quarter 2006.

The Houston Exploration Company
Additional Information for the Six Months Ended June 30, 2006

	Six Months Ended June 30, 2006			Six Months Ended June 30, 2005
	Onshore	Offshore (1)	Total	Onshore	Offshore (1)	Total
Production
Natural gas (MMcf)	35,180	11,087	46,267	33,802	20,995	54,797
Oil (Mbbls)	181	424	605	44	768	812

Equivalent (MMcfe)	36,266	13,631	49,897	34,066	25,603	59,669

Daily Equivalent (MMcfe/d)	201	75	276	188	142	330

Average Sales Price
Natural gas — unhedged ($/Mcf)	$6.82	$7.98	$7.10	$6.07	$6.67	$6.30
Natural gas — realized (2) ($/Mcf)	N/A	N/A	5.69	N/A	N/A	5.59
Oil — unhedged ($/Bbl)	57.28	59.56	58.88	47.05	44.08	44.24
Oil — realized ($/Bbl)	57.28	59.56	58.88	47.05	44.08	44.24

Revenues (in thousands)
Natural gas revenues	$239,804	$88,486	$328,290	$205,071	$139,952	$345,023
Oil revenues	10,367	25,253	35,620	2,070	33,855	35,925
Gain (loss) on settled derivatives	N/A	N/A	(64,949)	N/A	N/A	(38,510)
Unrealized gain (loss) on derivatives	N/A	N/A	21,871	N/A	N/A	(1,424)
Other	N/A	N/A	2,686	N/A	N/A	523

Total revenues			323,518			341,537

Operating Expenses (in thousands)
Lease operating	$23,178	$16,666	$39,844	$12,871	$21,621	$34,492
Severance tax	10,941	48	10,989	7,409	55	7,464
Transportation	4,918	712	5,630	5,062	697	5,759
Asset retirement accretion	958	1,438	2,396	720	1,931	2,651
Depreciation, depletion and amortization	N/A	N/A	141,619	N/A	N/A	142,547
General and administrative, net	N/A	N/A	17,311	N/A	N/A	17,323

Total operating expenses			217,789			210,236

Income from Operations per Unit ($/Mcfe)
Total revenues	N/A	N/A	$6.48	N/A	N/A	$5.72
Lease operating	(0.64)	(1.22)	(0.80)	(0.38)	(0.84)	(0.58)
Severance tax	(0.30)	(0.00)	(0.22)	(0.22)	(0.00)	(0.13)
Transportation	(0.14)	(0.05)	(0.11)	(0.15)	(0.03)	(0.10)
Asset retirement accretion	(0.03)	(0.11)	(0.05)	(0.02)	(0.08)	(0.04)
Depreciation, depletion and amortization	N/A	N/A	(2.84)	N/A	N/A	(2.39)
General and administrative, net	N/A	N/A	(0.35)	N/A	N/A	(0.29)

Income from operations per unit			$2.11			$2.19

Capital Spending (in thousands)
Exploration and development	211,061	42,011	253,072	128,069	106,191	234,260
Acquisitions	17,245	30,000 (3)	47,245	31,355	277	31,632

Subtotal	228,306	72,011	300,317	159,424	106,468	265,892
Capitalized interest, G&A and other	—	—	13,570	—	—	12,495

Total	$228,306	$72,011	$313,887	$159,424	$106,468	$278,387

(1)	Substantially all of the company’s offshore assets were sold in separate transactions that closed on March 31, May 31, and June 1, 2006.

(2)	Realized natural gas prices include the effects of gains and losses on contracts settled during the period, and do not include unrealized gains and losses recognized pursuant to SFAS 133.

(3)	Reflects the previously estimated $30 million net profits interest payable to a predecessor owner in certain of the company’s offshore Louisiana properties that were sold during the second quarter 2006.